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                          SECURITIES AND EXCHANGE COMMISSION

                                Washington, D.C.  20549

                                       FORM 8-K

                                     CURRENT REPORT

        PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                           Date of Report:  May 19, 2000

                                   Sync Research, Inc.
                  (Exact name of registrant as specified in its charter)

                                        000-26952
                                (Commission File Number)

           DE                                 33-0676350
       (State of other jurisdiction of       (I.R.S. Employer Identification No.
           incorporation)

                           12 MORGAN, IRVINE, CALIFORNIA, 92618
                (Address of principal executive offices, with zip code)

                                     (949) 588-2070
                  (Registrant's telephone number, including area code)

                                           N/A
               (Former name or former address, if changed since last report)


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Item 5.  OTHER EVENTS.

     On May 15, 2000, Sync Research, Inc., a Delaware corporation (the "Company"), announced that it had arranged a private placement (the "Private Placement") of 700,000 shares of the Company's Series A Preferred Stock, at a purchase price of $3.19375 per share, for a total of $2.2 million in cash. The closing of the Private Placement took place on May 12, 2000. The purchaser was Entrada Holdings LLC ("Entrada"). The Company relied on Rule 506 of Regulation D under the Securities Act of 1933, as amended ( the "Act"), which, among other things, provides an exemption from the registration requirements of the Act for sales to accredited investors (as defined by Rule 501(a) of Regulation D of the Act). The shares of Series A Preferred Stock are convertible into shares of Common Stock on a one-for-one basis, and will be automatically converted into shares of Common Stock on the closing of that certain Agreement and Plan of Merger by and among the Company, Merger Co, a Delaware corporation and wholly-owned subsidiary of the Company, Osicom Technologies, Inc., a Delaware corporation ("OSICOM") and Osicom Technologies, Inc., a New Jersey corporation ("OSICOM NEW JERSEY"), dated April 10, 2000 (the "OSICOM MERGER AGREEMENT") pursuant to which Merger Co will merge with and into Osicom and Osicom will become a wholly-owned subsidiary of the Company (the "OSICOM MERGER"). Entrada may request that the Company register the shares of Common Stock issuable on the conversion of the Series A Preferred Stock on a Form S-3 registration statement for resale in the public market at any time after the earlier of: (i) ninety (90) days after the closing of the Osicom Merger, or (ii) May 12, 2001. If the Osicom Merger has not closed by August 31, 2000, Entrada will receive certain protective provisions, including the right to designate one member to the Company's board of directors for so long as fifty percent (50%) of the shares of Series A Preferred Stock are outstanding. In connection with the private placement, the Company paid a fee equal to five percent (5%) of the aggregate purchase price to Andersen Weinroth Capital Corp., an investment firm affiliated with Entrada. An entity affiliated with Entrada is a stockholder in Osicom New Jersey. The specific terms of the shares of Series A Preferred Stock sold in the Private Placement are contained in the Stock Purchase Agreement, Registration Rights Agreement and Certificate of Designation of Rights, Preferences and Privileges of Series A Preferred Stock attached as exhibits hereto and incorporated by reference herein. Further details of this transaction are contained in the Company's press release dated May 15, 2000, attached as an exhibit hereto and incorporated by reference herein.

Item 7.  FINANCIAL STATEMENTS AND EXHIBITS.

    (c)  Exhibits.

         Exhibit 4.1 Certificate of Designation of Rights, Preferences and Privileges of Series A Preferred Stock

         Exhibit 10.44 Stock Purchase Agreement dated May 12, 2000, by and between Sync Research and Entrada Holdings

         Exhibit 10.45 Registration Rights Agreement dated May 12, 2000 by and between Sync Research and Entrada Holdings

         Exhibit 99.2  Sync Research Press Release dated May 15, 2000



                                SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        SYNC RESEARCH, INC.


Date: May 19, 2000                      /s/ William K. Guerry
                                        -------------------------------------
                                        William K. Guerry
                                        President and Chief Executive Officer

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                             SYNC RESEARCH, INC.



Exhibit Number     Description

Exhibit 4.1 Certificate of Designation of Rights, Preferences and Privileges of Series A Preferred Stock

Exhibit 10.44 Stock Purchase Agreement dated May 12, 2000 by and between Sync Research and Entrada Holdings


Exhibit 10.45 Registration Rights Agreement dated May 12, 2000, by and between Sync Research and Entrada Holdings


Exhibit 99.2       Sync Research Press Release dated May 15, 2000